Exhibit 99.1

Deutsche Bank

Annual General Meeting 2022

Voting Results

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2022

Voting results

Item 2		Appropriation of distributable profit for the 2021 financial year - proposal pursuant to convocation corrected for own shares approved
887,540,528	shares for which valid votes were submitted (= 42.94% of the share capital)
884,690,630	yes votes	99.68%
2,849,898	no votes	0.32%
Item 3		Ratification of the acts of management of the members of the Management Board for the 2021 financial year

Mr. Christian Sewing - acts of management ratified
813,175,121	shares for which valid votes were submitted (= 39.35% of the share capital)
781,447,457	yes votes	96.10%
31,727,664	no votes	3.90%
Mr. James von Moltke - acts of management ratified
813,214,603	shares for which valid votes were submitted (= 39.35% of the share capital)
781,298,762	yes votes	96.08%
31,915,841	no votes	3.92%
Mr. Karl von Rohr - acts of management ratified
812,742,129	shares for which valid votes were submitted (= 39.32% of the share capital)
780,552,856	yes votes	96.04%
32,189,273	no votes	3.96%
Mr. Fabrizio Campelli - acts of management ratified
812,544,783	shares for which valid votes were submitted (= 39.31% of the share capital)
780,632,322	yes votes	96.07%
31,912,461	no votes	3.93%
Mr. Frank Kuhnke - acts of management ratified
812,134,511	shares for which valid votes were submitted (= 39.29% of the share capital)
779,334,824	yes votes	95.96%
32,799,687	no votes	4.04%
Mr. Bernd Leukert - acts of management ratified
812,376,820	shares for which valid votes were submitted (= 39.31% of the share capital)
780,647,905	yes votes	96.09%
31,728,915	no votes	3.91%
Mr. Stuart Lewis - acts of management ratified
812,347,433	shares for which valid votes were submitted (= 39.31% of the share capital)
780,352,524	yes votes	96.06%
31,994,909	no votes	3.94%
Mr. Alexander von zur Mühlen - acts of management ratified
812,444,408	shares for which valid votes were submitted (= 39.31% of the share capital)
780,592,165	yes votes	96.08%
31,852,243	no votes	3.92%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2022

Voting results

Ms. Christiana Riley - acts of management ratified
812,501,111	shares for which valid votes were submitted (= 39.31% of the share capital)
780,517,533	yes votes	96.06%
31,983,578	no votes	3.94%
Ms. Rebecca Short - acts of management ratified
808,491,432	shares for which valid votes were submitted (= 39.12% of the share capital)
780,932,141	yes votes	96.59%
27,559,291	no votes	3.41%
Mr. Stefan Simon - acts of management ratified
812,501,525	shares for which valid votes were submitted (= 39.31% of the share capital)
780,495,117	yes votes	96.06%
32,006,408	no votes	3.94%
Item 4	Ratification of the acts of management of the members of the Supervisory Board for the 2021 financial year

Dr. Paul Achleitner - acts of management ratified
812,384,553	shares for which valid votes were submitted (= 39.31% of the share capital)
768,866,242	yes votes	94.64%
43,518,311	no votes	5.36%
Mr. Detlef Polaschek - acts of management ratified
812,569,696	shares for which valid votes were submitted (= 39.32% of the share capital)
779,398,981	yes votes	95.92%
33,170,715	no votes	4.08%
Mr. Ludwig Blomeyer-Bartenstein - acts of management ratified
812,441,285	shares for which valid votes were submitted (= 39.31% of the share capital)
779,781,176	yes votes	95.98%
32,660,109	no votes	4.02%
Mr. Frank Bsirske - acts of management ratified
812,829,463	shares for which valid votes were submitted (= 39.33% of the share capital)
778,290,736	yes votes	95.75%
34,538,727	no votes	4.25%
Ms. Mayree Clark - acts of management ratified
812,537,161	shares for which valid votes were submitted (= 39.31% of the share capital)
780,346,785	yes votes	96.04%
32,190,376	no votes	3.96%
Mr. Jan Duscheck - acts of management ratified
812,439,672	shares for which valid votes were submitted (= 39.31% of the share capital)
780,035,232	yes votes	96.01%
32,404,440	no votes	3.99%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2022

Voting results

Dr. Gerhard Eschelbeck - acts of management ratified
812,483,345	shares for which valid votes were submitted (= 39.31% of the share capital)
780,497,878	yes votes	96.06%
31,985,467	no votes	3.94%
Mr. Sigmar Gabriel - acts of management ratified
812,785,336	shares for which valid votes were submitted (= 39.33% of the share capital)
778,165,342	yes votes	95.74%
34,619,994	no votes	4.26%
Mr. Timo Heider - acts of management ratified
812,272,638	shares for which valid votes were submitted (= 39.30% of the share capital)
780,148,308	yes votes	96.05%
32,124,330	no votes	3.95%
Ms. Martina Klee - acts of management ratified
812,345,779	shares for which valid votes were submitted (= 39.31% of the share capital)
780,162,775	yes votes	96.04%
32,183,004	no votes	3.96%
Ms. Henriette Mark - acts of management ratified
812,336,947	shares for which valid votes were submitted (= 39.30% of the share capital)
780,146,609	yes votes	96.04%
32,190,338	no votes	3.96%
Ms. Gabriele Platscher - acts of management ratified
812,334,069	shares for which valid votes were submitted (= 39.30% of the share capital)
780,137,845	yes votes	96.04%
32,196,224	no votes	3.96%
Mr. Bernd Rose - acts of management ratified
812,279,968	shares for which valid votes were submitted (= 39.30% of the share capital)
780,076,111	yes votes	96.04%
32,203,857	no votes	3.96%
Mr. Gerd Alexander Schütz - acts of management ratified
811,903,476	shares for which valid votes were submitted (= 39.28% of the share capital)
776,417,566	yes votes	95.63%
35,485,910	no votes	4.37%
Mr. John Alexander Thain - acts of management ratified
812,333,106	shares for which valid votes were submitted (= 39.30% of the share capital)
780,113,255	yes votes	96.03%
32,219,851	no votes	3.97%
Ms. Michele Trogni - acts of management ratified
812,224,451	shares for which valid votes were submitted (= 39.30% of the share capital)
779,919,699	yes votes	96.02%
32,304,752	no votes	3.98%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2022

Voting results

Dr. Dagmar Valcárcel - acts of management ratified
812,242,397	shares for which valid votes were submitted (= 39.30% of the share capital)
780,098,965	yes votes	96.04%
32,143,432	no votes	3.96%
Mr. Stefan Viertel - acts of management ratified
811,893,715	shares for which valid votes were submitted (= 39.28% of the share capital)
794,354,811	yes votes	97.84%
17,538,904	no votes	2.16%
Dr. Theodor Weimer - acts of management ratified
812,394,840	shares for which valid votes were submitted (= 39.31% of the share capital)
780,349,784	yes votes	96.06%
32,045,056	no votes	3.94%
Mr. Frank Werneke - acts of management ratified
807,922,190	shares for which valid votes were submitted (= 39.09% of the share capital)
794,604,437	yes votes	98.35%
13,317,753	no votes	1.65%
Mr. Norbert Winkeljohann - acts of management ratified
812,336,662	shares for which valid votes were submitted (= 39.30% of the share capital)
780,209,872	yes votes	96.05%
32,126,790	no votes	3.95%
Mr. Frank Witter - acts of management ratified
807,926,574	shares for which valid votes were submitted (= 39.09% of the share capital)
794,788,639	yes votes	98.37%
13,137,935	no votes	1.63%
Item 5	Election of the auditor for the 2022 financial year, interim accounts - proposal pursuant to convocation approved
884,917,328	shares for which valid votes were submitted (= 42.82% of the share capital)
877,712,897	yes votes	99.19%
7,204,431	no votes	0.81%
Item 6	Resolution to be taken on the approval of the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2021 financial year - proposal pursuant to convocation approved
769,842,356	shares for which valid votes were submitted (= 37.25% of the share capital)
677,700,524	yes votes	88.03%
92,141,832	no votes	11.97%
Item 7

Authorization to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights - proposal pursuant to convocation approved

885,176,222	shares for which valid votes were submitted (= 42.83% of the share capital)
865,121,661	yes votes	97.73%
20,054,561	no votes	2.27%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2022

Voting results

Item 8		Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71 (1) No. 8 Stock Corporation Act - proposal pursuant to convocation approved
885,339,202	shares for which valid votes were submitted (= 42.84% of the share capital)
861,830,959	yes votes	97.34%
23,508,243	no votes	2.66%
Item 9

Authorization to issue participatory notes and other Hybrid Debt Securities that fulfill the regulatory requirements to qualify as Additional Tier 1 Capital (AT1 Capital) for banks - proposal pursuant to convocation approved

880,526,643	shares for which valid votes were submitted (= 42.60% of the share capital)
840,203,916	yes votes	95.42%
40,322,727	no votes	4.58%
Item 10a		Election of Alexander Rijn Wynaendts as member of the Supervisory Board - proposal pursuant to convocation approved
881,815,507	shares for which valid votes were submitted (= 42.67% of the share capital)
862,747,743	yes votes	97.84%
19,067,764	no votes	2.16%
Item 10b		Election of Yngve Slyngstad as member of the Supervisory Board - proposal pursuant to convocation approved
881,849,779	shares for which valid votes were submitted (= 42.67% of the share capital)
860,702,880	yes votes	97.60%
21,146,899	no votes	2.40%
Item 11a		Amendments to the Articles of Association on enabling the appointment of a second Deputy Chairperson of the Supervisory Board - proposal pursuant to convocation approved
887,028,974	shares for which valid votes were submitted (= 42.92% of the share capital)
881,122,682	yes votes	99.33%
5,906,292	no votes	0.67%
Item 11b		Consequential amendments to the Articles of Association on enabling the appointment of a second Deputy Chairperson of the Supervisory Board - proposal pursuant to convocation approved
886,974,051	shares for which valid votes were submitted (= 42.92% of the share capital)
881,484,432	yes votes	99.38%
5,489,619	no votes	0.62%
Item 11c

Amendments to the Articles of Association on Supervisory Board compensation (including the cancellation of the mandatory deductible for financial liability insurance) - proposal pursuant to convocation approved

886,783,876	shares for which valid votes were submitted (= 42.91% of the share capital)
879,158,310	yes votes	99.14%
7,625,566	no votes	0.86%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2022

Voting results

Item 11d		Amendment to the Articles of Association on enhancing the flexibility for the chairing of the General Meeting - proposal pursuant to convocation approved
886,858,750	shares for which valid votes were submitted (= 42.91% of the share capital)
882,863,870	yes votes	99.55%
3,994,880	no votes	0.45%
Item 11e		Amendment to the Articles of Association on enabling the formation of a global advisory board - proposal pursuant to convocation approved
886,987,702	shares for which valid votes were submitted (= 42.92% of the share capital)
881,972,215	yes votes	99.43%
5,015,487	no votes	0.57%
Item 12		Amendment to the Articles of Association to align the provision in § 23 (1) on the appropriation of distributable profit to the regulatory requirements - proposal pursuant to convocation approved
886,746,194	shares for which valid votes were submitted (= 42.90% of the share capital)
883,478,893	yes votes	99.63%
3,267,301	no votes	0.37%
Item 13		Withdrawal of confidence in the Chairman of the Management Board Mr. Christian Sewing - rejected
879,037,147	shares for which valid votes were submitted (= 42.53% of the share capital)
32,200,120	yes votes	3.66%
846,837,027	no votes	96.34%